SCHEDULE 14A INFORMATION

 Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of
                              1934 (Amendment No.)

Filed by the Registrant [X]
Filed by the Party other than the Registrant [ ]

Check the appropriate box:

      [ ]  Preliminary Proxy Statement
      [ ]  Confidential, for Use of the Commission Only (as permitted by
            Rule 14a-6(e)(2))
      [X]  Definitive Proxy Statement
      [ ]  Definitive Additional Materials
      [ ]  Soliciting Material Pursuant to S240.14a-12

                         Tri City Bankshares Corporation
                 ----------------------------------------------
                (Name of Registrant as Specified In Its Charter)

      ---------------------------------------------------------------------
     (Name of Person(s) Filing Proxy Statement if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

       [X]   No fee required

       [ ]   Fee computed on the table below per Exchange Act
              Rules 14a-6(i)(1) and 0-11.

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             2)  Aggregate number of securities to which transaction applies:

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             3)  Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

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             4)  Proposed maximum aggregate value of transaction:

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             5)  Total fee paid:

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       [ ]   Fee paid previously with preliminary materials.

       [ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

             1)  Amount Previously Paid:

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             4)  Date Filed:

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


                         TRI CITY BANKSHARES CORPORATION
                             6400 South 27th Street
                           Oak Creek, Wisconsin 53154



                    NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

                                  June 9, 2004




TO THE SHAREHOLDERS OF TRI CITY BANKSHARES CORPORATION:


Notice is hereby given that the Annual Meeting of Shareholders of Tri City Bankshares Corporation will be held at Tri City National Bank, 6400 South 27th Street, Oak Creek, Wisconsin 53154, on Wednesday, June 9, 2004 at 9:30 a.m., for the following purposes:

(1) To elect thirteen members of the Board of Directors to serve until the 2005 Annual Meeting of Shareholders and until their successors are elected and qualified; and

(2) To transact such other business as may properly come before the Annual Meeting or any adjournments thereof.

Holders of common stock of record at the close of business on April 21, 2004 will be entitled to notice of, and to vote at, the Annual Meeting, or at any adjournment thereof.

All shareholders are cordially invited to attend and participate in the Annual Meeting in person. We urge you to sign, date and return the enclosed proxy whether or not you expect to attend the Annual Meeting in person. Your proxy will not be used if you subsequently decide to attend the Annual Meeting and desire to vote your shares in person, or if you revoke your proxy by any other lawful means.


By Order of the Board of Directors,

/s/Scott A. Wilson
---------------------------
Scott A. Wilson, Secretary

Oak Creek, Wisconsin
May 5, 2004

                         TRI CITY BANKSHARES CORPORATION
                             6400 South 27th Street
                           Oak Creek, Wisconsin 53154


                                 PROXY STATEMENT






This proxy statement is furnished in connection with the solicitation of proxies by the Board of Directors of Tri City Bankshares Corporation (the "Corporation") to be voted at the Annual Meeting of Shareholders to be held at Tri City National Bank, 6400 South 27th Street, Oak Creek, Wisconsin 53154, on June 9, 2004 at 9:30 a.m., for the purposes set forth in the accompanying Notice of Annual Meeting of Shareholders. The solicitation is made by the mailing of this proxy statement with its enclosures. No other solicitation is contemplated, however, if it is necessary to assure adequate attendance at the Annual Meeting, the Corporation's Board of Directors may, if it deems it advisable, make a further solicitation by mail, telephone, facsimile, and/or personal interview for proxies. Such solicitation will be made by the officers of the Corporation and will be limited in extent. The total expense of the solicitation, including reimbursement of banks, brokerage firms, custodians, nominees, and fiduciaries for reasonable expenses incurred by them in sending proxy materials to the beneficial owners of the Corporation's common stock, $1.00 par value (the "Common Stock"), will be borne by the Corporation. The approximate date on which this proxy statement and accompanying proxy card and annual report are first being mailed to shareholders is May 7, 2004.

Shareholders are asked to complete, sign and return the enclosed proxy. The proxy may be revoked by you at any time before it is voted at the Annual Meeting. Prior to the Annual Meeting, this may be done by execution of a later-dated proxy or by written revocation sent to the Secretary of the Corporation, Mr. Scott A. Wilson, at the office of the Corporation, 6400 South 27th Street, Oak Creek, Wisconsin 53154. Alternatively, the proxy may be revoked at the Annual Meeting by oral or written request to the Secretary of the Corporation.

Only shareholders of record at the close of business on April 21, 2004 will be entitled to vote at the meeting. There were 8,283,729 shares of the Common Stock of the Corporation outstanding on that date, each share being entitled to one vote.

         SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following information is based upon information provided to the Corporation by the persons named below and sets forth, as of March 9, 2004, except as otherwise indicated, information regarding the beneficial ownership of shares of Common Stock by (a) persons known by the Corporation to own beneficially, directly or indirectly, more than 5% of the Corporation's Common Stock; (b) directors, nominees for director and certain executive officers; and (c) all directors and officers of the Corporation as a group. Except as otherwise indicated, the address of each beneficial owner of more than 5% of the Common Stock listed below is 6400 South 27th Street, Oak Creek, Wisconsin 53154.

                                   Amount and Nature
                                     of Beneficial            Percent of
NAME OF BENEFICIAL OWNER             Ownership (1)               Class

Frank J. Bauer                          76,897 (2)                 *

William N. Beres                        13,249 (3)                 *

Sanford Fedderly                       213,006 (4)                2.6%

Scott D. Gerardin                        8,825 (5)                 *

William Gravitter                      598,821 (6)                7.2%

Henry Karbiner, Jr.                    209,287 (7)                2.5%

William L. Komisar                       7,208                     *

Christ Krantz                          236,290                    2.9%

Robert W. Orth                          34,567 (8)                 *

Ronald K. Puetz                         47,373 (9)                 *

Agatha T. Ulrich                     2,118,525 (10)              25.6%

Agatha T. Ulrich Marital Trust       1,971,571 (11)              23.8%

David A. Ulrich, Jr.                   204,476 (12)               2.5%

William J. Werry                       104,500 (13)               1.3%

Scott A. Wilson                         40,169 (14)                *

All directors and officers
as a group (14 persons) (15)         3,810,955                   46.0%

All directors, officers and
beneficial owners of more than
5% of the Common Stock as a
group (15 persons)                   5,680,288                   68.6%


*        Less than 1%

(1) Nature of beneficial ownership is direct unless otherwise indicated by footnote, and beneficial ownership, as shown in the foregoing table, arises from sole voting and investment power, except as otherwise indicated by footnote.

(2) Includes 7,500 shares registered in the name of Mr. Bauer and his wife, as joint tenants, as to which Mr. Bauer has shared voting and investment power, and 2,640 shares registered in the name of Mrs. Bauer.

(3) Shares registered in the name of Mr. Beres and his wife, as joint tenants, as to which Mr. Beres has shared voting and investment power, 1,102 shares held in accounts for Mr. Beres' children for which he is custodian, and 2,021 and 1,078 shares held in self-directed individual retirement accounts ("IRA's") for the benefit of Mr. Beres and Mrs. Beres, respectively.

(4) Includes 105,540 shares registered in the name of Mrs. Roberta C. Fedderly 1991 Revocable Trust, 101,271 shares registered to the Sanford Fedderly 1991 Revocable Trust, and 6,000 shares held in a self-directed IRA for the benefit of Mr. Fedderly.

(5) Shares registered in the name of Mr. Gerardin and his wife, as joint tenants, as to which Mr. Gerardin has shared voting and investment power. Includes 8,705 shares held in a self-directed IRA for the benefit of Mr. Gerardin.

(6)  Includes 61,656 shares registered in the name of Mrs. Gravitter.

(7) Includes 16,500 shares registered in the name of Mrs. Karbiner, and 43,138 shares and 1,150 shares held in self-directed IRAs for the benefit of Mr. Karbiner and Mrs. Karbiner, respectively.

(8) Includes 5,225 shares in accounts for Mr. Orth's children for which he is custodian.

(9) Includes 10,183 shares registered in the name of Mr. Puetz and his wife as joint tenants, as to which Mr. Puetz has shared voting and investment power, 2,355 shares registered in the name of Mrs. Puetz, and 7,686 shares held in a self-directed IRA for the benefit of Mr. Puetz.

(10) Based on Schedule 13D filed on April 26, 2004, includes 29,519 shares registered in the name of NDC, LLC, of which Mrs. Ulrich is a principal member, and 118,194 shares held in a self-directed IRA for the benefit of Mrs. Ulrich. Includes 409,174 shares held under agreements with members of Mrs. Ulrich's family under which she exercises no voting power but has right of first refusal on sale of stock. Excludes shares held by the Agatha
     T. Ulrich Marital Trust. Excludes 303,848 shares held under an agreement with another shareholder of the Corporation and his transferees under which Mrs. Ulrich exercises no voting power but has right of first refusal on sale of stock.

(11) Based primarily on Schedule 13D filed on February 17, 2004. The trustees are Ronald K. Puetz, George A. Dionisopoulos and Kathleen L. McGarry. Includes 409,174 shares held under agreements with members of Mrs. Ulrich's family under which the Trust exercises no voting power but has right of first refusal on sale of stock. The Schedule 13D indicates that the trust has sole voting and dispositive power over 1,398,506 shares and shared dispositive power over 409,174 shares. Excludes 303,848 shares held under an agreement with another shareholder of the Corporation and his transferees under which the Trust exercises no voting power but has right of first refusal on sale of stock. The address of the trust is c/o Foley & Lardner, 777 E. Wisconsin Avenue, Milwaukee, WI 53202.

(12) Includes 6,359 shares registered in the name of Mr. Ulrich and his wife as joint tenants, as to which Mr. Ulrich has shared voting and investment power. Also includes 16,983 shares registered in the name of Mr. Ulrich's wife.

(13) Includes 80,656 shares registered in the name of Mr. Werry and his wife as joint tenants, as to which Mr. Werry has shared voting and investment power. Also includes 7,284 shares registered in the name of Mrs. Werry.

(14) Shares registered in the name of Mr. Wilson and his wife, as to which Mr. Wilson has shared voting and investment power, and 10,223 shares and 4,220 shares held in self-directed IRA's for the benefit for Mr. Wilson and Mrs. Wilson, respectively.

(15) Excludes shares held by the Agatha T. Ulrich Marital Trust, of which no director or officer has beneficial ownership.

The Corporation knows of no contractual arrangements, including the pledge of its securities, which might result in a change of control of the Corporation.


                              ELECTION OF DIRECTORS

The Board of Directors proposes that the thirteen (13) nominees named below be elected to serve as directors for the ensuing year and until their successors are elected and qualified. Proxies received by the Board of Directors will be voted FOR the election of the following thirteen (13) persons, unless otherwise indicated, but, if any such nominee is unable to serve, due to presently unforeseen circumstances, proxies may be voted for another person nominated by the Board of Directors.

All of the persons nominated as directors are currently directors of the Corporation. All of the nominees have consented to serve if elected, and the Board of Directors is not aware of any nominee who may be unable to serve as a director. The directors, executive officers and beneficial owners of over 5% of the Common Stock of the Corporation beneficially own a majority of the Corporation's outstanding Common Stock. Accordingly, assuming that all such persons vote for the nominees listed below, election of such nominees is assured.

                       DIRECTOR            Principal Occupation During the
NAME                    SINCE      AGE    Past 5 Years and Other Directorships
----                   --------    ---    ------------------------------------
Frank J. Bauer           1990       77    Director of the Corporation. President
                                          of Frank Bauer Construction Company,
                                          Inc. Director of Tri City National
                                          Bank.

William N. Beres         2002       46    Director of the Corporation. Chief
                                          Financial Officer of Wisvest
                                          Corporation, a wholly owned subsidiary
                                          of Wisconsin Energy Corp. since
                                          September 1998. Chief Financial
                                          Officer of Mega Marts, Inc. and NDC,
                                          Inc. from July 1990 to September 1998.
                                          Director  of Tri  City  National Bank.

Sanford Fedderly         1980       69    Director of the Corporation. Retired
                                          Registered Pharmacist. Retired
                                          President of Tri City Pharmacy, Inc.,
                                          Oak Creek, Wisconsin. Director of Tri
                                          City National Bank.

Scott D. Gerardin        2002       45    Director of the Corporation. Senior
                                          Vice President and General Counsel of
                                          Tri City National Bank. Director of
                                          Tri City National Bank.

William Gravitter        1980       75    Director of the Corporation. President
                                          of Hy-View Mobile Home Park. Director
                                          of Tri City National Bank.

Henry Karbiner, Jr.      1980       63    President, Chief Executive Officer and
                                          Chairman of the Board of the
                                          Corporation since October, 1998.
                                          Treasurer and Director of the
                                          Corporation. Executive Vice President
                                          and Secretary of the Corporation from
                                          January 1989 to October 1998. Chairman
                                          of the Board and Chief Executive
                                          Officer of Tri City National Bank from
                                          October, 1998 to present. President of
                                          Tri City National Bank from June, 1987
                                          to January 2000.

Christ Krantz            1980       79    Director of the Corporation. President
                                          of Krantz Realty, Inc. Vice President
                                          and Secretary of KRK, Inc., which owns
                                          Ramada Airport Motel, Milwaukee,
                                          Wisconsin. Partner in Veterans Linen
                                          Supply Company. Director of Tri City
                                          National Bank.

Robert W. Orth           1996       57    Senior Vice President and Director of
                                          the Corporation since 1996. Executive
                                          Vice President and Director of Tri
                                          City National Bank since 1996. Senior
                                          Vice President of Bank One, Milwaukee,
                                          NA from 1979 to 1996.

Ronald K. Puetz          1998       55    Executive Vice President and Director
                                          of the Corporation since June 2000.
                                          Senior Vice President of the
                                          Corporation from January 1990 to June
                                          2000. President of Tri City National
                                          Bank from January 2000 to present.
                                          Executive Vice President of Tri City
                                          National Bank from January 1990 to
                                          January 2000. Vice President and
                                          Treasurer of NDC, LLC. Director of Tri
                                          City National Bank.

Agatha T. Ulrich         1999       75    Director of the Corporation. Chairman
                                          and Director of NDC, LLC. Director of
                                          Tri City National Bank.

David A. Ulrich, Jr.     1997       43    Director of the Corporation. Retired
                                          Vice President and Director of Mega
                                          Marts, Inc. Retired Vice President and
                                          Director of NDC, Inc. Director of Tri
                                          City National Bank.

William J. Werry         1980       77    Director of the Corporation. Retired
                                          Unit President of Tri City National
                                          Bank. Director of Tri City National
                                          Bank.

Scott A. Wilson          1990       57    Secretary of the Corporation since
                                          October 1998. Senior Vice President
                                          and Director of the Corporation.
                                          Executive Vice President and Director
                                          of Tri City National Bank.



There is a family relationship between three of the nominees for directorship. Mr. Ulrich is Mrs. Ulrich's son and Mr. Bauer is Mrs. Ulrich's brother.

The Corporation's Board of Directors has standing Audit and Executive Committees. The Executive Committee is composed of Messrs. Fedderly, Gravitter, Karbiner, Krantz and Puetz. The Executive Committee's purpose is to exercise the powers of the full Board between regular meetings of the Board. During 2003, the Executive Committee held no meetings. The Corporation has an Audit Committee composed of independent directors. Information regarding the functions performed by the Audit Committee, its membership, and the number of meetings held during the fiscal year, is set forth in the "Report of the Audit Committee," included in this Proxy Statement.

The Board of Directors has not appointed a nominating committee, and the review of recommendations for, and the selection of, nominees to Board membership is handled by the Board serving as a committee of the whole. Due to the lack of turnover in the Board, the Board has determined that it is not necessary or appropriate at this time to establish a separate nominating committee. No nominating committee charter has been adopted by the Board of Directors serving in their capacity as a committee of the whole. All of the directors, except Messrs. Gerardin, Karbiner, Jr., Orth, Puetz, Wilson and Werry are independent in accordance with the definition of independence in Rule 4200(a)(15) of the NASD listing standards.

The Board of Directors does not have a formal process for considering nominees whose names are submitted to it by shareholders because it believes that the informal consideration process has been adequate given the historical absence of shareholder proposals. If shareholders were to recommend nominees for directors, the full Board of Directors would consider such persons. Shareholders are entitled to nominate persons from the floor at the Annual Meeting, but it is intended that the proxies solicited with the proxy statement will be voted for the slate of the thirteen persons listed in the table above as nominees to the Board of Directors.

The Board of Directors has generally identified nominees based upon suggestions by non-management directors, management members and/or shareholders. The Board of Directors considers factors important for potential members of the Board, including the individual's integrity, general business background and experience, experience with the banking industry, and the ability to serve on the Board of Directors. The Board of Directors does not evaluate proposed nominees differently based upon who made the proposal.

The Board of Directors does not have a compensation committee.

The Board of Directors held four meetings during 2003. All incumbent directors attended 75% or more of the meetings of the Board and the committees on which they served during 2003, except for Mrs. Ulrich and Mr. Gravitter who attended 50% of the meetings. Directors are encouraged to attend the annual meeting of shareholders, but the Corporation has not adopted a formal policy requiring attendance at the annual meeting. All of the incumbent directors attended the 2003 annual meeting of shareholders.

The Board of Directors currently does not have a formal process for shareholders to send communications to the Board of Directors because the Board of Directors believes that informal communications are sufficient to communicate questions, comments and observations that could be useful to the Board of Directors. However, shareholders wishing to communicate with the Board of Directors may send communications directly to Henry Karbiner, Jr., Chairman of the Board, c/o Tri City Bankshares Corporation, 6400 South 27th Street, Oak Creek, Wisconsin 53154.

                          REPORT OF THE AUDIT COMMITTEE

The Audit Committee oversees the Corporation's financial reporting process on behalf of the Board of Directors. The Audit Committee is governed by a written charter approved by the Board of Directors. A copy of this charter is included in Appendix A of the 2003 Proxy. The current members of the Audit Committee, all of whom are non-employee directors, are Messrs. Komisar (Chair), Beres, Fedderly and Krantz. The members of the Audit Committee are independent in accordance with the definition of independence in Rule 4200(a)(15) of the NASD listing standards. The Board of Directors has determined that it currently has two Audit Committee financial experts, Messrs. Komisar and Beres, serving on its Audit Committee. Mr. Komisar has notified the Board of Directors that he will not be standing for reelection and, therefore, will not serve on the Board of Directors or the Audit Committee after the expiration of his current term.

Management has the primary responsibility for the financial statements and the reporting process including the systems of internal controls. In fulfilling its oversight responsibilities, the Audit Committee reviewed the audited financial statements in the Annual Report with management including the discussion of the quality, not just the acceptability, of the accounting principles, the reasonableness of significant judgments, and the clarity of disclosures in the financial statements.

As described later in this proxy statement under the caption "Independent Auditors," during 2003 the Audit Committee dismissed Ernst & Young, LLP as its independent auditors. The Audit Committee reviewed proposals submitted by various independent accounting firms and selected Virchow, Krause & Company, LLP as the Corporation's new independent auditors.

The Audit Committee reviewed the independent auditors, who are responsible for expressing an opinion on the conformity of those audited financial statements with generally accepted accounting principles, their judgments as to the quality, not just the acceptability, of the Corporation's accounting principles and such other matters as are required to be discussed with the Audit Committee under generally accepted auditing standards. In addition, the Audit Committee has discussed with the independent auditors the matters required to be discussed by Statement on Accounting Standards No. 61 and the auditors' independence from management and the Corporation. The Audit Committee has received the written disclosures from Virchow, Krause & Company, LLP required by the Independence Standards Board Standard No. 1.

The Audit Committee discussed with the Corporation's internal and independent auditors the overall scopes and plans for their respective audits. The Audit Committee meets with the internal and independent auditors, with and without management present, to discuss the results of their examinations, their evaluations of the Corporation's internal controls, and the overall quality of the Corporation's financial reporting. The Audit Committee held five meetings during fiscal 2003.

In reliance on the reviews and discussions referred to above, the Audit Committee recommended to the Board of Directors (and the Board has approved) that the audited financial statements be included in the Annual Report on Form 10-K for the year ended 2003 for filing with the Securities and Exchange Commission. The Audit Committee and the Board have also recommended the selection of the Corporation's independent auditors.

William L. Komisar, Audit Committee Chair
William N. Beres, Audit Committee Member
Sanford Fedderly, Audit Committee Member
Christ Krantz, Audit Committee Member

March 10, 2004

                             EXECUTIVE COMPENSATION

The following table sets forth all cash compensation paid by the Corporation and its subsidiaries during the fiscal years ended December 31, 2003, 2002 and 2001 to each of the most highly compensated executive officers of the Corporation whose total annual cash compensation exceeded $100,000.

                           SUMMARY COMPENSATION TABLE

NAME AND                               ANNUAL COMPENSATION(1)   All Other
PRINCIPAL POSITION               YEAR   Salary ($)  Bonus ($) Compensation($)(2)

Henry Karbiner, Jr.              2003   $ 448,251   $ 44,825    $ 8,500
President and Chief              2002     401,420     80,200      8.500
Executive Officer and Treasurer  2001     390,730     77,800      8,500

Ronald K. Puetz,                 2003     268,947     27,245      8,500
Executive Vice President         2002     237,536     47,750      8,500
                                 2001     232,238     46,000      8,500

Robert W. Orth,                  2003     223,850     22,735      8,500
Senior Vice President            2002     198,654     39,750      8,500
                                 2001     193,619     38,200      8,500

Scott A. Wilson,                 2003     216,150     21,965      8,500
Senior Vice President and        2002     190,044     38,150      8,500
Secretary                        2001     185,793     36,600      8,500

(1) All officers of the Company and its banking subsidiary including the executives listed above received salary and bonus adjustments during 2003. The adjustments reduced the potential bonus payment with a corresponding increase to salary. The Board of Directors approved this change to modify the ratio of salary to incentive compensation to facilitate the recruitment and retention of qualified employees.

(2) All other compensation represents the Corporation's matching contribution to the employee's 401(k) plan.

                         STOCK PURCHASE PLAN INFORMATION

Under the 2003 Stock Purchase Plan, eligible directors and officers may purchase shares annually, in an amount not to exceed the director's fees during the year or 10% of the officer's cash compensation for the year, at a purchase price equal to the fair market value of the shares under the Corporation's Automatic Dividend Reinvestment Plan. The number of shares originally authorized for sale under this plan was 125,000. A total of 18,000 shares, representing 0.2% of the total outstanding common stock of the Corporation, have been sold under the plan. Shareholder approval was not required for this plan.

                        REPORT OF THE BOARD OF DIRECTORS
                            ON EXECUTIVE COMPENSATION

Executive compensation, including that of the Chief Executive Officer, consists primarily of salary and cash bonus. The Chief Executive Officer's compensation is determined in the same manner as the other executives.

The bonus portion of the executive compensation is based on the Corporation's return on average assets. If the return on the assets for the twelve-month period ending in November is less than the minimum amount of one and one quarter percent (1.25%), no cash bonuses are paid. If the return on average assets exceeds the minimum, the bonus is computed as a percentage of salary based on a formula such that as the return on average assets increases, the bonus percentage increases. The board approves bonuses paid annually, in the year they are paid. The board may exercise discretion on the impact of certain



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non-recurring,  extraordinary  income and expenses  when  considering  the bonus percentage. The same bonus percentage is applied to all officers of the Corporation.

Except for the bonus, there is no specific relationship between corporate performance and executive salaries and benefits. In 2003, executive compensation was determined by the President of the Corporation considering the following factors without assigning any relative weight or importance to any factor:

         1.       Current compensation;
         2.       Cost of living;
         3.       Salaries paid to executives at other banks;
         4.       Performance of the bank during the prior year;
         5.       Prospects of future growth and performance; and
         6.       The individual performance of the executive.

Stock price is not a factor in determining executive salaries or bonuses.

The salaries determined by the President were submitted to the full Board of Directors for approval. After reviewing the recommendations, the Board members had an opportunity to discuss any factors they deemed relevant - there was no agenda or specific list of factors to be discussed. The recommendations of the President were approved by the Board without adjustment. The following members of the Board of Directors are officers of the Corporation and/or its banking subsidiary:

Henry Karbiner, Jr.               Robert W. Orth                 Ronald K. Puetz
Scott A. Wilson                   Scott D. Gerardin

The Corporation continues to follow its long-standing policy of not providing its executives with many of the non-cash perquisites given to executives of similar companies. Executives receive no stock rights, options, warrants or stock appreciation rights except the plan described in this proxy statement under the caption "Stock Purchase Plan Information." The Corporation does not provide memberships for its executives in country clubs or other social clubs. Also, executives receive no special retirement benefits or deferred compensation
- they participate in the same retirement plan provided to non-executive employees of the Corporation.

                            By the Board of Directors

Frank J. Bauer                 William N. Beres             Sanford Fedderly
Scott D. Gerardin              William Gravitter            Henry Karbiner, Jr.
William L. Komisar             Christ Krantz                Robert W. Orth
Ronald K. Puetz                Agatha T. Ulrich             David A. Ulrich,Jr.
William J. Werry               Scott A. Wilson



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                                          STOCK PERFORMANCE GRAPH

The following graph shows the cumulative stockholder return on the Corporation's Common Stock over the last five fiscal years compared to the returns of the Standard & Poor's 500 Stock Index and Major Regional Bank Index compiled by Standard & Poor's and consisting of 20 regional banks, assuming that $100 is invested on December 31, 1998 with dividends reinvested.



                      TRI CITY FIVE YEAR STOCK PERFORMANCE

       PERIOD                         MAJOR REGIONAL     TRI CITY
(FISCAL YEAR COVERED)    S & P 500        BANKS         BANKSHARES

        1998               100.00         100.00          100.00
        1999               121.04          86.20          114.44
        2000               110.03         102.63          131.19
        2001                96.94         102.65          149.05
        2002                75.52         101.59          172.88
        2003                97.18         128.67          210.92

The Corporation's stock is traded on the over-the-counter market under the trading symbol "TRCY." Trading in the Corporation's stock is limited and sporadic and the Corporation believes that no established trading market for the Corporation's stock exists. For purposes of the Corporation's Automatic Dividend Reinvestment Plan, the Board of Directors is required to establish the "Fair Market Value" of the Corporation's stock on a quarterly basis based on factors set forth in the Dividend Reinvestment Plan. The Bankshares' values above are based on the Fair Market Value established under the Dividend Reinvestment Plan over the past 5 years.

                              DIRECTOR COMPENSATION

Directors of the Corporation also serve as directors of Tri City National Bank, the Corporation's banking subsidiary. Directors who are not officers of the Corporation or its banking subsidiary received an annual fee of $7,800 plus $700



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for each Bank Board meeting attended and $300 for each Corporation Board meeting attended. During 2003, the Corporation also paid the following fees to directors for chairing, serving on and attending meetings of committees of the Board of Directors of the Corporation or of Tri City National Bank: Sanford Fedderly, $14,300; William Gravitter, $18,700; William Komisar, $4,500; Christ Krantz, $7,600; William Werry, $3,850; David A. Ulrich, Jr., $400.

In addition, in 2003, Mr. Werry received $14,700 for consulting services performed for the Corporation.


                  LOANS AND OTHER TRANSACTIONS WITH MANAGEMENT

The Corporation has never made any loans to any of its officers or directors. However, in the ordinary course of business, the Corporation's banking subsidiary made loans during 2003 to officers and directors of the Corporation, and to business firms in which officers and directors of the Corporation are officers, partners or in which they have a substantial interest. The loans made by the Corporation's banking subsidiary were made to the Corporation's officers and directors and certain of the companies with which they are associated in the ordinary course of business on substantially the same terms, including interest rates and collateral, as those prevailing at the time for comparable loans to unaffiliated persons or firms, and do not involve more than a normal risk of collectibility or present other unfavorable features.

Mrs. Agatha T. Ulrich, director of the Corporation, is a principal member in a LLC that owns buildings occupied by the Corporation's central office in Oak Creek, and a Tri City National Bank branch office located in Milwaukee. The central office building lease has a term through 2006 and the branch office has a lease with a term through 2010. The annual rent for 2003 paid in connection with both of the aforementioned leases was $221,897. Rent is subject to adjustment as a result of increases in the consumer price index. Pursuant to the central office lease only, the Corporation is also obligated to pay its proportionate share of property taxes, insurance and maintenance costs associated with the building.

Pursuant to the Corporation's 2003 Stock Purchase Plan, during 2003, directors and officers purchased an aggregate of 18,000 shares of common stock of the Corporation (representing 0.2% of the total outstanding common stock of the Corporation) at a purchase price of $19.40 per share, which was equal to the fair market value of the shares under the Corporation's Automatic Dividend Reinvestment Plan.

                                 OTHER BUSINESS

The Board of Directors knows of no other business, which may come before the Annual Meeting. In the event that any other business not known or determined at this time does properly come before the Meeting, it is intended that the persons named in the proxy shall vote in accordance with their best judgment.

                                VOTING OF PROXIES

The presence in person or by proxy, of the holders of a majority of the shares of the Common Stock outstanding on the Record Date is required for a quorum with respect to the matters on which action is to be taken at the Annual Meeting. Abstentions and broker non-votes (i.e., proxies from brokers or nominees indicating that such persons have not received instructions from the beneficial owner to vote shares as to a matter with respect to which the brokers or nominees do not have discretionary power to vote) will be treated as present for purposes of determining a quorum.

Proxies received by the Board of Directors will be voted in accordance with the specifications indicated by the shareholder and unless authority to vote upon the election of the directors, or as to individual nominees, is withheld, the proxies will be voted FOR all of the nominees listed in the Proxy Statement.

Directors are elected by a plurality of the votes cast by holders of the Corporation's Common Stock entitled to vote at a meeting at which a quorum is present. In other words, the thirteen directors who receive the largest number of votes will be elected as directors. Any shares not voted, whether by withheld authority, broker non-vote or otherwise, will have no effect in the election of



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directors  except  to the  extent  that the  failure  to vote for an  individual results in another individual receiving a larger number of votes. Any votes attempted to be cast "against" a candidate are not given legal effect and are not counted as votes cast in an election of directors.

                              INDEPENDENT AUDITORS

On August 13, 2003, the Corporation dismissed Ernst & Young, LLP ("Ernst & Young") as its independent public accountants. The change was made upon the recommendation of the Audit Committee of the Board. Management sought and received proposals from Ernst & Young and other independent public accounting firms. These proposals were submitted to the Corporation's Audit Committee, which selected Virchow, Krause & Company, LLP ("Virchow Krause").

Ernst & Young's reports on the Corporation's consolidated financial statements for the years ended Decmeber 31, 2002 and 2001, did not contain an adverse opinion or disclaimer of opinion and were not qualified as to uncertainty, audit scope or accounting principles. During the Corporation's years ended December 31, 2002 and 2001, and subsequent interim periods preceding the dismissal, there were no disagreements with Ernst & Young on any matter of accounting principles or practices, financial statement disclosure or auditing scope or procedure, which have caused it to make reference to the subject matter of the disagreement in connection with its reports. During the years ended December 31, 2002 and 2001 and the subsequent interim period through August 13, 2003, there were no reportable events (as described in Regulation S-K Item 304(a)(1)(v).

On August 13, 2003, the Corporation engaged Virchow Krause to audit the Corporation's financial statements for the year ended December 31, 2003. During the Corporation's years ended December 31, 2002 and 2001, and the subsequent interim period through August 13, 2003, the Corporation did not consult with Virchow Krause regarding any of the matters or events set forth in Item 304(a)(2)(i) or (ii) of Regulation S-K. As of the date of this proxy statement, the Audit Committee has selected Virchow Krause as independent auditors for the 2004 year-end audit.

AUDIT FEES. The aggregate fees billed for professional services rendered by Virchow Krause, independent auditors, for the audit of the Corporation's financial statements as of the year ended December 31, 2003 and by Virchow Krause and Ernst & Young, independent auditors, for the review of the financial statements included in the Corporation's Quarter Reports on Form 10-Q for the year were $40,000. The aggregate fees billed for professional services rendered by Ernst & Young, independent auditors, for (1) the audit of the Corporation's financial statement as of the year ended December 31, 2002 and (2) the review of the financial statements included in the Corporation's Quarter Reports on Form 10-Q for the year were $35,000.

AUDIT-RELATED FEES. The aggregate fees billed in 2003 for assurance services rendered by Virchow Krause and Ernst & Young, independent auditors, that are reasonably related to the performance of the audit or review of our financial statements were $11,000. No fees were billed in 2002 for assurance services rendered by Ernst & Young, independent auditors, that are reasonably related to the performance of the audit or review of our financial statements. Services rendered in this category consisted of (i) financial accounting and reporting consultations, and (ii) Sarbanes-Oxley Act, Section 404 advisory services.

TAX FEES. The aggregate fees billed in 2003 for professional services rendered by Virchow Krause and Ernst & Young, independent auditors, for tax compliance, tax advice and tax planning, were $5,000. The aggregate fees billed in 2002 for professional services rendered by Ernst & Young, independent auditors, for tax compliance, tax advice and tax planning, were $12,000. Services rendered in this category consisted of tax compliance, including federal and state tax return preparation.

ALL OTHER FEES. There were no other billable professional services performed by either Virchow Krause or Ernst & Young, independent auditors, during 2003 or 2002.

The Audit Committee has considered whether the provision of other non-audit services is compatible with the independent auditors' independence and satisfied itself as to the auditors' independence.



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Representatives of the firm of Virchow, Krause & Company, LLP are expected to be present at the Annual Meeting and will have an opportunity to make a statement if they so desire and will be available to respond to appropriate questions.

                            SHAREHOLDERS' PROPOSALS

Proposals by shareholders sought to be included in the Corporation's proxy statement for its 2005 Annual Meeting of Shareholders must be received by the Corporation no later than January 5, 2005. The Corporation's By-Laws currently do not restrict shareholders from making proposals or director nominations at the Annual Meeting.


             SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the Securities Exchange Act of 1934 requires the Corporation's executive officers, directors and 10% shareholders to file reports with the Securities and Exchange Commission disclosing their ownership, and changes in their ownership of stock in the Corporation. Copies of these reports must also be furnished to the Corporation. Based solely on a review of these copies, the Corporation believes that during 2003, its officers, directors and 10% shareholders complied with all filing requirements under Section 16(a) of the Securities Exchange Act of 1934.



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                                    FORM 10-K

A COPY OF THE CORPORATION'S FORM 10-K WHICH AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION FOR THE YEAR ENDED DECEMBER 31, 2003 MAY BE OBTAINED WITHOUT CHARGE BY ANY PERSON WHO WAS A BENEFICIAL OWNER OF THE CORPORATION'S SHARES AS OF THE APRIL 21, 2004 RECORD DATE BY WRITTEN REQUEST TO SCOTT A. WILSON,
SECRETARY OF THE CORPORATION, 6400 SOUTH 27TH STREET, OAK CREEK, WISCONSIN 53154, (414) 761-1610.

By Order of the Board of Directors

/s/Scott A. Wilson
--------------------------
Scott A. Wilson, Secretary
Oak Creek, Wisconsin

May 5, 2004


IT IS IMPORTANT THAT THE PROXIES BE RETURNED PROMPTLY. THEREFORE, PLEASE COMPLETE, SIGN AND RETURN THE PROXY AS SOON AS POSSIBLE WHETHER OR NOT YOU EXPECT TO ATTEND THE ANNUAL MEETING IN PERSON.











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